\*/ DETACH PROXY CARD HERE \*/
REVOCABLE PROXY	REVOCABLE PROXY

MARATHON BANCORP
Special Meeting of the Shareholders — [                        , 2002]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Messrs. Craig D. Collette and Nikolas Patsaouras and each of them as attorneys, agents and proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Marathon Bancorp which the undersigned would be entitled to vote at the meeting of shareholders to be held on [                        ], 2002 at [          ]  p.m. at the offices of Marathon Bancorp located at 11150 W. Olympic Blvd., 8th floor, Los Angeles, California, or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.
MERGER. To consider and vote upon the Agreement and Plan of Merger, dated as of May 13, 2002, between Marathon Bancorp and First Community Bancorp, and the transactions contemplated thereby, as more fully described in the proxy statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER AGREEMENT AND THE MERGER.

(SIGN AND DATE ON REVERSE SIDE)

\*/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE \*/

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or either of them or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the Notice of Special Meeting and the proxy statement accompanying said notice.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SHAREHOLDER(S). UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED "FOR" THE MERGER. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOP PROVIDED.

	Date:	, 2002
(Number of Shares)			(Signature of Shareholder)
(Name of Shareholder, Printed)
(Signature of Shareholder)
(Name of Shareholder, Printed)
Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign. I (We) [ ] DO [ ] DO NOT expect to attend the meeting.